Exhibit 99.1

Mike McConnell

Digimarc Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Files Form 10 with the Securities and Exchange
Commission in Preparation for Spin-Off of its Digital
Watermarking Business

Beaverton, Ore. – June 23, 2008 – Digimarc Corporation (NASDAQ: DMRC) today announced filing of a Form 10 registration statement by DMRC Corporation, the new entity created for the spin-off of Digimarc’s Digital Watermarking business.  On March 24, 2008, Digimarc announced it had entered into an agreement to sell its ID Systems business to L-1 Identity Solutions, Inc. (NYSE: ID).  The agreement calls for Digimarc’s Digital Watermarking business to be spun-off prior to the closing of the acquisition of the ID Systems business.  Immediately following the spin-off, the new entity will change its name to Digimarc Corporation.  The final closing date is still to be determined.

To access the complete filing, please visit:

http://www.sec.gov/Archives/edgar/data/1438231/000104746908007643/0001047469-08-007643-index.htm

The spin-off of the Digital Watermarking business is required under the merger agreement entered into with L-1 Identity Solutions.  In the unsolicited, non-binding $300 million all-cash offer previously announced by Digimarc, Safran, S.A. also indicated that it would agree to the spin-off of the Digital Watermarking business.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Forward Looking Statements

Statements contained in this release regarding the spin-off of Digimarc’s Digital Watermarking business, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All of these statements are based upon information available to Digimarc as of the date of this release, and Digimarc disclaims any intention or obligation to update any of these statements. Actual results could differ materially from current expectations.  For a list and description of risks and uncertainties associated with Digimarc’s business, see Digimarc’s reports filed from time to time by it with the U.S. Securities and Exchange Commission, including Digimarc Corporation’s Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008.

Where You Can Find Additional Information

In connection with the proposed acquisition by L-1 Identity Solutions, L-1 Identity Solutions will file with the SEC a Registration Statement on Form S-4 and Digimarc will file with the SEC a proxy statement/prospectus.  Investors are urged to read the Registration Statement and proxy statement/prospectus carefully when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements thereto, because they will contain important information.  Investors and other interested parties will be able to obtain free copies of the Registration Statement, proxy statement/prospectus and other documents filed with the SEC (when available) from the SEC’s website at www.sec.gov.  In addition, investors and other interested parties will be able to obtain free copies of the Registration Statement and proxy statement/prospectus (when available) by directing a request by mail or telephone to L-1 Identity Solutions, 177 Broad Street, Stamford, Connecticut 06901, Attention: Investor Relations, telephone: (203) 504-1100, or to Digimarc, 9405 SW Gemini Drive, Beaverton, Oregon 97008, Attention: Investor Relations, telephone: (503) 469-4659.

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